Exhibit 23.4

                          CONSENT OF INVESTMENT BANKERS

         We consent to the use, quotation and summarization in the Registration Statement on Form S-4 of our fairness opinion dated January 12, 1998, rendered to the Board of Directors of Peoples Bank of Virginia in connection with the acquisition of Peoples Bank of Virginia by F&M National Corporation and to the use of our name, and the statements with respect to us, appearing in the Registration Statement.

                                                  /s/ SCOTT & STRINGFELLOW, INC.

Richmond, Virginia
January 21, 1998